Exhibit 23.1




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of AOL Time Warner Inc. ("AOL Time Warner") on Form S-8 pertaining to the Amended
and  Restated  Stock  Option  Plan  for  Directors,  Officers,   Employees  and
Consultants  of  InfoInterActive  Inc.  and  2000 Stock   Option   Plan  of
InfoInterActive Inc. of our reports dated January 31, 2001, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc., the consolidated financial statements and schedules of Time Warner Entertainment Company, L.P. and Warner Communications, Inc. and the consolidated financial statements of American Television and Communications Corporation for the year ended December 31, 2000 included in AOL Time Warner's Current Report on Form 8-K/A dated January 11, 2001 (filing date February 9,
2001), filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP


New York, New York
July 17, 2001